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                                  EXHIBIT 5.1
[Pillsbury
 Madison &                                                      Attorneys At Law
 Sutro LLP                                                 650 Town Center Drive
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                                                       Costa Mesa, CA 92626-7122
                                   Telephone: (714) 436-6800 Fax: (714) 436-6800
                                                         http://pillsburylaw.com


                                                          July 22, 1999


IJNT.net, Inc.
2800 Lafayette, Suite D
Newport Beach, California  92663
Attention:  Brandon Powell

         Re:    Registration Statement on Form S-8

Dear Mr. Powell:

         With reference to the Registration Statement on Form S-8 to be filed by IJNT.net, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,000,000 shares of the Company's Common Stock which may be issuable pursuant to the IJNT.net, Inc. 1999 Stock Compensation Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement



                                          Very truly yours,

                                          /s/ Pillsbury, Madison & Sutro LLP
                                          --------------------------------------
                                          PILLSBURY MADISON & SUTRO LLP



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